Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement of Alert Merchant Services, Inc. on Form SB-2 of our report dated January 30, 2008 appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
February 1, 2008